UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 2005


                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)


          Delaware                      000-20985                 06-1226727
          --------                      ---------                 ----------
 (State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                 File Number)             Identification)


             5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (971) 204-0282


               5000 Hopyard Road, Suite 480, Pleasanton, CA 94568
               --------------------------------------------------
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01      Entry into a Material Definitive Contract.

Effective on September 1, 2005, Calypte Biomedical Corporation ("the Company") entered into an agreement (the "Agreement") with Marr Technologies Asia Limited ("Marr"), a Seychelles company, to define the respective rights, duties and obligations of the parties in connection with the ownership and operation of Beijing Calypte Biomedical Technology Ltd. ("Beijing Calypte"), a joint venture entity created in the Peoples' Republic of China ("China") to manufacture, market, distribute and sell certain of the Company's current and future products in China. Marr is an affiliate of Marr Technologies BV, a Netherlands company, which currently owns approximately 27% of the Company's outstanding common stock.

The Agreement authorizes a five-member Board of Directors which is responsible to manage the business, property and affairs of Beijing Calypte in accordance with the provisions of the Agreement, Beijing Calypte's Amended and Restated Articles of Association and all applicable laws. The Board is composed of three directors designated and appointed by Calypte, each for a four year term, and two directors designated and appointed by Marr, each for a four year term. Each Director shall cast one vote on each resolution to be voted upon. The Agreement further specifies certain major decisions, such as incurring indebtedness, merging Beijing Calypte with another entity, acquiring another entity or dissolving Beijing Calypte, among others, which require unanimous vote by the Board of Directors.

The Agreement provides, with only limited exceptions, that neither Marr nor the Company has the right to transfer its interest in Beijing Calypte to any other entity. The Agreement will remain effective until it is terminated upon the mutual agreement of Marr and the Company or upon a resolution of the Board of Directors of Beijing Calypte or an order by a court of competent jurisdiction for the winding down of Beijing Calypte's business affairs.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Lake Oswego, Oregon
      September 8, 2005

                                   Calypte Biomedical Corporation


                                   By: /s/  Richard D. Brounstein
                                       -----------------------------------------
                                       Richard D. Brounstein
                                       Executive Vice President and
                                       Chief Financial Officer